Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos.333-180769, 333-188915, 333-213158, 333-218789, 333-231525, 333-239257) and Forms S-3 (No. 333-233678) of our report dated March 2, 2021 relating to the financial statements of Forum Energy Technologies, Incorporated and subsidiaries (“the Company”) appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Houston, Texas
March 2, 2021